Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 3 to Form S-4 of Breitburn Energy Partners LP of our report dated March 3, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of QR Energy, LP which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, TX

October 15, 2014